UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    April 4, 2018

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-2333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Information.

On April 3, 2018, Pulmatrix, Inc. (the “Company”) closed its previously announced firm commitment underwritten public offering in which, pursuant to the underwriting agreement (the “Underwriting Agreement”) entered into between the Company and Oppenheimer & Co. Inc., as representative of the underwriters (the “Underwriters”), dated March 28, 2018, the Company issued and sold (i) 15,660,000 common units (“Common Units”), with each Common Unit being comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), one Series A warrant (collectively, the “Series A Warrants”) to purchase one share of Common Stock and one Series B warrant (collectively, the “Series B Warrants”) to purchase one share of Common Stock, and (ii) 7,840,000 pre-funded units (the “Pre-Funded Units” and, together with the Common Units, the “Units”), with each Pre-Funded Unit being comprised of one pre-funded warrant to purchase one share of Common Stock, one Series A Warrant and one Series B Warrant. The public offering price was $0.65 per Common Unit and $0.64 per Pre-Funded Unit, and the gross proceeds received by the Company on April 3, 2018 pursuant to such sales were approximately $15.2 million, prior to deducting underwriting discounts and commissions and other estimated offering expenses.

In addition, on April 4, 2018, the Company closed on the sale of 1,150,000 additional Common Units pursuant to the Underwriters’ option to purchase up to an additional 1,150,000 Units, which was exercised in full. After giving effect to the exercise of the Underwriters’ overallotment option, the gross proceeds from the offering were approximately $15.9 million, prior to deducting underwriting discounts and commissions and other estimated offering expenses.

For more information concerning the offering, the Units, the Series A Warrants and the Series B Warrants, please see the Company’s Current Report on Form 8-K dated March 28, 2018 and filed with the Securities and Exchange Commission on March 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: April 4, 2018	By:	/s/ William Duke, Jr.
William Duke, Jr. Chief Financial Officer